Exhibit 99.1

For Immediate Release

June 10, 2020

Sale of Sunniva Medical to CannapharmaRx

is Terminated

CannapharmaRx turns its attention to acquiring

a revenue producing property

Calgary, Alberta, June 10, 2020 -- CannaPharmaRx, Inc. (OTC Pink Sheets: “CPMD”) a future leader in ultramodern, highly efficient cannabis production facilities in Canada and the US, announced today that the Company has been notified by Sunniva, Inc. that it has terminated the sale of their wholly-owned subsidiaries Sunniva Medical Inc. and 1167025 B.C. LTD, to CannaPharmaRx Inc.

“We are working through this termination letter and carefully weighing our options,” said Nick Colvin, CEO of CannaPharmaRx. “We have various other agreements that we are cautiously optimistic of consummating. We will update our shareholders as soon as we close an acquisition” added Colvin.

About CannaPharmaRx, Inc.

CannaPharmaRx is focused on the acquisition and development of state-of-the-art cannabis grow facilities located in Canada and the US. CPMD owns a 48,500 square foot cannabis grow facility presently under development and is currently in discussion with other companies regarding potential acquisitions. CannaPharmaRx’s business strategy is to become a leader in high quality and low-cost production of cannabis through the development, acquisition and enhancement of existing facilities. CannaPharmaRx is committed to operating high quality facilities utilizing the latest technology in combined heat and power generation to ensure being a low-cost producer of cannabis. CannaPharmaRx is in the process of completing an application to list its common stock on the Canadian Stock Exchange with initial trading anticipated to being during the third quarter of 2020.

Cautionary Note Regarding Forward-Looking Information or Statements

This press release contains forward-looking information or statements. All statements that are or information which is not historical facts, including without limitation, statements regarding future estimates, plans, programs, forecasts, projections, objectives, assumptions, expectations or beliefs of future performance, are “forward-looking information or statements”. Forward-looking information or statements can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. With respect to forward-looking information and statements contained herein, Management of CannapharmaRx has made numerous assumptions including, among other things, assumptions about general business and economic conditions. Such forward-looking statements are based on assumptions and involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking information or statements. Readers are cautioned not to place undue reliance on such forward-looking information or statements. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in forward-looking information or statements. CannapharmaRx assumes no obligation to update any forward-looking information or statements, even if new information becomes available as a result of future events, new information or for any other reason except as required by law.

Contact Information:

Ness Capital & Consulting

Attention: Richard Brown

rbrown@nesscc.com

(978) 767-0048